UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 232-1010

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) The Directors of Lincolnway Energy, LLC adopted a bonus plan on August 27, 2008 for Richard Brehm, Lincolnway Energy, LLC's chief executive officer, Kim Supercynski, Lincolnway Energy, LLC's chief financial officer and Larson Dunn, Lincolnway Energy, LLC's plant manager.

The bonus plan for Richard Brehm is applicable to the fiscal year ending September 30, 2008 and consists of two components.

The first component of Mr. Brehm's bonus plan is an incentive plan pursuant to which Mr. Brehm can earn additional compensation up to a maximum amount of $35,000, dependent upon the satisfaction of the performance factors designated in the plan, which are weighted by a point system, and the percentage of the budgeted profits which are generated by Lincolnway Energy, LLC. The bonus amount is determined by multiplying the percentage of the points earned by Mr. Brehm under the plan by the percentage of the budgeted profits that were achieved by Lincolnway Energy, LLC for the fiscal year, and then multiplying the resultant percentage by $35,000. The performance factors and related points are based on Lincolnway Energy, LLC's achievement of various production goals. Lincolnway Energy, LLC must be profitable for the fiscal year ending September 30, 2008 in order for Mr. Brehm to receive any payment under this component of his bonus plan.

The second component of Mr. Brehm's bonus plan is based upon the profitability of Lincolnway Energy, LLC, and allows Mr. Brehm to receive a bonus of 1% of the amount of Lincolnway Energy, LLC's profits (before bonuses) which are in excess of $7,000,000.

The bonus plan for Kim Supercynski and Larson Dunn that was approved by the Directors of Lincolnway Energy, LLC is applicable to the last six months of the fiscal year ending September 30, 2008, and provides them with the opportunity to earn additional compensation up to a maximum of 22.5% of their respective total compensation during that six month period, excluding bonuses, dependent upon the satisfaction of the performance factors designated in the bonus plan, which are weighted by a point system. Under that point system, every 100 points that are earned equates to a bonus of 1% of total compensation. The performance factors and related points are based on Lincolnway Energy, LLC's achievement of various production and profitability goals. Lincolnway Energy, LLC must be profitable during the last six months of the fiscal year ending September 30, 2008 in order for Ms. Supercynski or Mr. Dunn to receive any bonus payment. Ms. Supercynski and Mr. Dunn each received a bonus payment for the first six months of the fiscal year ending September 30, 2008 based upon a similar compensation approach.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: September 2, 2008	By:	/s/ Richard Brehm
Richard Brehm, President and
Chief Executive Officer

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